UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MEDICINOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2018

This supplement, dated May 9, 2018 (this “Supplement”) amends and supplements the disclosures contained in the definitive proxy statement (the “Proxy Statement”) of MediciNova, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 26, 2018, relating to the Company’s 2018 Annual Meeting of Stockholders to be held on June 7, 2018. The additional and revised disclosures in this Supplement amend and supplement the disclosures contained in the Proxy Statement, and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety and together with any documents incorporated by reference therein. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement shall supersede or supplement the information in the Proxy Statement. Capitalized and other certain defined terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. The amendments and supplements include (i) revised disclosure with respect to the description of certain annual share limitations described in “Proposal 3 – Approval of an Amendment to the 2013 Equity Incentive Plan to Increase the Number of Shares of Common Stock issuable under the Plan” and (ii) disclosure in the Executive Compensation section of the Proxy Statement regarding the Chief Executive Officer pay ratio for 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 7, 2018:

The Proxy Statement, this Supplement, the proxy card and Annual Report to Stockholders for the year ended December 31, 2017 are available on the Internet at https://materials.proxyvote.com/58468P.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. This Supplement is being first made available to stockholders of record as of the Record Date on or about May 9, 2018.

Supplemental Information Regarding Proposal 3 –

Approval of an Amendment to the 2013 Equity Incentive Plan (the “Plan”) to Increase the Number of Shares

of Common Stock issuable under the Plan

In order to clarify disclosures regarding certain annual share limitations included in the Company’s 2013 Equity Incentive Plan (the “Plan”), Proposal 3 is revised to include the following disclosure on page 17 of the Proxy Statement:

“The Section 162(m) annual share limits described above, which apply under the terms of the Plan only to awards intended to qualify as performance-based compensation under Section 162(m), do not limit the ability of our Board of Directors or Compensation Committee to grant equity awards including stock options in excess of those limits if the awards are not intended to so qualify.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL

OF PROPOSAL 3, AS SUPPLEMENTED BY THIS SUPPLEMENT, FOR THE APPROVAL OF AN

AMENDMENT TO THE 2013 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES

OF COMMON STOCK ISSUABLE UNDER THE PLAN.

Supplemental Information Regarding Executive Compensation

The Proxy Statement is revised to include the following disclosure in the section titled “Executive Compensation”:

“Chief Executive Officer Pay Ratio for 2017

New Exchange Act rules mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act require that beginning in 2018 we disclose the median annual total compensation of all of the Company’s employees, the annual total compensation of our CEO, and the ratio of these two amounts. In determining the median annual total compensation of all employees, we reviewed for 2017 the sum of total cash compensation plus the grant date fair value of equity awards granted during the year for each of our employees as of December 31, 2017. We then identified the median 2017 compensation for our employees other than our CEO, and we provide below a reasonable estimate of our 2017 CEO pay ratio calculated in a manner consistent with SEC rules.

As reflected in the Summary Compensation Table on page 27 of the Proxy Statement, our CEO’s total compensation for 2017 was $2,557,279, comprised of $533,503 of base salary, $266,751 of non-equity incentive plan compensation, $1,740,825 of grant date fair value for stock options and $16,200 of other compensation. The total 2017 compensation for our median employee, calculated in the manner required under the Summary Compensation Table disclosure rules, was approximately $288,600. Accordingly our chief executive officer to median employee pay ratio is approximately 8.9:1.”

IF YOU HAVE VOTED OR HEREAFTER VOTE WITH RESPECT TO THE PROPOSALS SET FORTH IN THE PROXY STATEMENT, SUCH VOTE WILL CONSTITUTE A VOTE WITH RESPECT TO SUCH PROPOSALS, AS SUPPLEMENTED BY THIS SUPPLEMENT.

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	attend the Annual Meeting and vote in person;
•	submit a written notice of revocation to us prior to or at the Annual Meeting; or
•	submit another proxy of a later date that is properly executed prior to or at the Annual Meeting.

If your shares are held by your broker, bank or other nominee as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

By Order of the Board of Directors

Yuichi Iwaki, M.D., Ph.D.

President, Chief Executive Officer and

Director

May 9, 2018

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